Exhibit 99.1

News From

Royal Caribbean Cruises Ltd.

Corporate Communications Office

1050 Caribbean Way, Miami, Florida 33132-2096

Contact: Carola Mengolini

(305) 982-2625

For Immediate Release

ROYAL CARIBBEAN COMMENTS ON CORONAVIRUS AND ANNOUNCES DATE OF 4TH QUARTER EARNINGS CALL

MIAMI - January 29, 2020 - Royal Caribbean Cruises Ltd (NYSE: RCL) commented on the ongoing coronavirus outbreak and announces the date of their 4th quarter earnings call.

As has been widely reported, China has moved aggressively to contain the spread of the virus. As a result of these measures, and after consultation with national and local health authorities, the company has cancelled three sailings through Feb 8th, on the high yielding Spectrum of the Seas, currently its only ship homeported in China. The company estimates that this (which included the Chinese new year’s cruises) will impact 2020 financial results by approximately $0.10 per share. If the travel restrictions in China continue until the end of February, the company estimates that this would further impact its results by an additional $0.10 per share.

There are still too many variables and uncertainties regarding this outbreak to calculate the overall impact on the business. For example, we expect an erosion of consumer confidence in China could have an additional impact on load factor and rate in the region until the market normalizes. If these travel restrictions continue for an extended period of time, they could have a material impact on the overall financial performance of the company.

For the winter sailing season, the company only has one ship based in China; two additional ships are scheduled to join in May and July 2020, respectively. For all of 2020, China represents about 6% of the company’s capacity.

The company has scheduled a conference call for 10:00 a.m. Eastern Standard Time, Tuesday, February 4,, 2020, to discuss the company's fourth quarter 2019 financial results and full year 2020 guidance. The call will be available on-line at the company's investor relations website,www.rclinvestor.com. To listen to the call by phone, please dial (877) 663-9606 in the US and Canada. International phone calls should be made to (706) 758-4628. There is no passcode or meeting number. A replay of the webcast will be available at the same site for a month following the call.

Royal Caribbean Cruises Ltd. (NYSE: RCL) is a global cruise vacation company that controls and operates four global brands: Royal Caribbean International, Celebrity Cruises, Azamara and Silversea Cruises. We are also a 50 percent joint venture owner of the German brand TUI Cruises and a 49 percent shareholder in the Spanish brand Pullmantur Cruceros. Together, these brands operate a combined total of 61 ships with an additional 17 on order as of December 31, 2019. They operate diverse itineraries around the world that call on all seven continents. Additional information can be found on www.rclcorporate.com. www.royalcaribbean.com, www.celebritycruises.com, www.azamara.com, www.silversea.com, www.tuicruises.com, www.pullmantur.es, or www.rclinvestor.com.

Certain statements in this release relating to, among other things, our future performance constitutes forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: statements regarding revenues, costs and financial results for 2019 and beyond. Words such as “anticipate,” “believe,” “could,” “driving,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “will,” “would,” and similar expressions are intended to help identify forward-looking statements. Forward-looking statements reflect management’s current expectations, are based on judgments, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the following: the impact of the economic and geopolitical environment on key aspects of our business, such as the demand for cruises, passenger spending, and operating costs; our

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ability to obtain new borrowings or capital in amounts sufficient to satisfy our capital expenditures, debt repayments and other financing needs; incidents or adverse publicity concerning the travel industry generally or the cruise industry specifically; concerns over safety, health and security aspects of traveling; the potential impact of coronavirus on our operations, such as travel restrictions and cancellations, both within and outside of China; unavailability of ports of call; the uncertainties of conducting business internationally and expanding into new markets and new ventures; changes in operating and financing costs; the impact of foreign currency exchange rates, interest rate and fuel price fluctuations; vacation industry competition and changes in industry capacity and overcapacity; the risks and costs associated with protecting our systems and maintaining integrity and security of our business information, as well as personal data of our guests, employees and others; the impact of new or changing legislation and regulations on our business; emergency ship repairs, including the related lost revenue; the impact of issues at shipyards, including ship delivery delays, ship cancellations or ship construction cost increases; shipyard unavailability; and the unavailability or cost of air service.

More information about factors that could affect our operating results is included under the captions “Risk Factors” in our most recent quarterly report on Form 10-Q, as well as our other filings with the SEC, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and our recent quarterly report on Form 10-Q, copies of which may be obtained by visiting our Investor Relations website at www.rclinvestor.com or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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